                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70527) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-54622) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan of our report dated August 26, 2002, with respect to the consolidated financial statements and schedule of Globecomm Systems Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2002.


                                                           /s/ Ernst & Young LLP



Melville, New York
September 30, 2002